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                                                             EXHIBIT 5
                                                             ---------

                                                             August 12, 1998

                               OPINION OF COUNSEL

     I am General Counsel for EKCO Group, Inc., a Delaware corporation (the "Corporation"), and I am rendering this opinion in connection with the preparation and filing by the Corporation on August 13, 1998 of a registration statement on Form S-8 with the Securities and Exchange Commission in connection with the offering by the Corporation of 1,000,000 shares of its Common Stock, par value $.01 per share (the "Shares"), pursuant to the Corporation's 1987 Stock Option Plan.

     I have examined such corporate documents and reviewed such applicable law as I have deemed necessary or relevant as the basis of this opinion. Based upon such examination and in reliance thereon, it is my opinion that:

     1. The Corporation has been duly organized and is validly existing as a corporation under the laws of the State of Delaware.

     2. Each of the Shares to be sold pursuant to the Registration Statement has been duly authorized by the Corporation and when issued and paid for as described in the documents comprising the prospectus will be validly issued and outstanding, fully paid and non-assessable.

     Pursuant to the provisions of Section 7 of the Securities Act of 1933, as amended (the "Act"), I hereby consent to the use of my name in the Registration Statement and to the filing of this opinion as an exhibit to said Registration Statement. In giving such consent, I do not thereby concede that I am in the category of the persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

                                                             Very truly yours,

                                                             /S/JOHN JAY ALTHOFF

                                                             John Jay Althoff
                                                             General Counsel